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                                                                   Exhibit 10.50

                                SECOND AMENDMENT
                                     TO THE
                      FISHER SCIENTIFIC INTERNATIONAL INC.
                         SAVINGS AND PROFIT SHARING PLAN

      WHEREAS, Section 11.1 of the Fisher Scientific International Inc. Savings and Profit Sharing Plan (the "Plan") grants the Administrative and Investment Committee (the "Committee") the authority to make amendments to the Plan which may be necessary to ensure continued qualification of the Plan or to comply with the interpretations issued by the Internal Revenue Service ("IRS") with respect to the Internal Revenue Code of 1986, as amended (the "Code") or the Employee Retirement Income Security Act of 1974, as amended ("ERISA"); and

      WHEREAS, in connection with plan changes required or made possible by the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA"), the Plan may be amended before the end of the remedial amendment period; provided that a "good faith amendment" reflecting such changes is adopted by December 31, 2002; and

      WHEREAS, the Company desires to adopt a "good faith amendment" reflecting changes required or made possible by EGTRRA in order to have available the EGTRRA remedial amendment period.

      NOW,THEREFORE, it hereby is:

      RESOLVED THAT the Plan be hereby amended by adding to the end thereof, the Second Amendment as follows:

                          "EGTRRA GOOD FAITH AMENDMENT

1.    PREAMBLE

      (a) Adoption and Effective Date of EGTRRA Amendments. This amendment to the Plan is adopted to reflect certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA"). This amendment is intended as good faith compliance with the requirements of EGTRRA and is to be construed in accordance with EGTRRA and guidance issued thereunder. Except as otherwise provided, this amendment shall be effective as of the first day of the first Plan Year beginning after December 31, 2001.

      (b) Supersession of Inconsistent Provisions. This amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this amendment.

2.    LIMITATIONS ON ANNUAL MAXIMUM ADDITIONS

      (a) Effective Date. This Section 2 shall be effective for Limitation Years beginning after December 31, 2001.

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      (b) Maximum Annual Addition. Except to the extent permitted under Section
7 of this amendment and Section 414(v), if applicable, the Annual Addition that may be contributed or allocated to a Participant's account under the Plan for any Limitation Year shall not exceed the lesser of:

(i) $40,000, (adjusted from time to time for increases in the cost-of-living made pursuant to Code Section 415(d)), or

(ii) 100 percent of the Participant's Compensation, within the meaning of Code
Section 415(c)(3), for such Limitation Year.

The Compensation limit referred to in (ii) shall not apply to any contribution for medical benefits after separation from service (within the meaning of Code
Section 401(h) or Code Section 419A(f)(2)) which is otherwise treated as an Annual Addition.

3.    COMPENSATION

The annual Compensation of each Participant taken into account in determining allocations for any Plan Year beginning after December 31, 2001, shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with Code Section 401(a)(17)(B). Annual Compensation means Compensation during the Plan Year or such other consecutive 12-month period over which Compensation is otherwise determined under the Plan (the determination period). The cost-of-living adjustment in effect for a Plan Year applies to annual Compensation for the determination period that begins with or within such Plan Year.

4.    MODIFICATION OF TOP-HEAVY PROVISIONS

      (a) Effective Date. This Section 4 shall apply for purposes of determining whether the Plan is a Top-Heavy Plan under Code Section 416(g) for Plan Years beginning after December 31, 2001, and whether the Plan satisfies the minimum benefits requirements of Code Section 416(c) for such years. This Section 4 amends Article 16 of the Plan.

      (b) Determination of Top-Heavy Status.

(i) Key Employee. Key Employee means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the Determination Date was an officer of the Company having annual compensation greater than $130,000 (as adjusted under Code Section 416(i)(1) for Plan Years beginning after December 31, 2002), a five percent owner of the Company, or a one percent owner of the Company having annual compensation of more than $150,000. For this purpose, annual compensation means compensation within the meaning of Code Section 415(c)(3). The determination of who is a Key Employee will be made in accordance with Code Section 416(i)(1) and the applicable regulations and other guidance of general applicability issued thereunder.


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(ii) Determination of Present Values and Amounts. This Section (b)(ii) shall apply for purposes of determining the present values of accrued benefits and the amounts of Account Balances of Employees as of the Determination Date.

                  (x) Distributions During Year Ending on the Determination
            Date. The present values of accrued benefits and the amounts of Account Balances of an Employee as of the Determination Date shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under Code
            Section 416(g)(2) during the one-year period ending on the Determination Date. The preceding sentence shall also apply to distributions under a terminated Plan which, had it not been terminated, would have been aggregated with the Plan under Code
            Section 416(g)(2)(A)(i). In the case of a distribution made for a reason other than severance from employment, death, or disability, this provision shall be applied by substituting five-year period for one-year period.

                  (y) Employees Not Performing Services During Year Ending on
            the Determination Date. The accrued benefits and accounts of any individual who has not performed services for the Company during the one-year period ending on the Determination Date shall not be taken into account.

      (c) Minimum Benefits.

      Matching Contributions. Matching Contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Code
      Section 416(c)(2) and the Plan. The preceding sentence shall apply with respect to Matching Contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Matching Contributions that are used to satisfy the minimum contribution requirements shall be treated as Matching Contributions for purposes of the actual contribution percentage test and other requirements of Code Section 401(m).

5.    ELECTION OF DIRECT ROLLOVERS

      (a) Effective Date. This Section 5 shall apply to distributions made after December 31, 2001.

      (b) Modification of Definition of Eligible Retirement Plan. For purposes of the election of direct rollover provision in Section 6.9 of the Plan, an eligible retirement plan shall also mean an annuity contract described in Code
Section 403(b) and an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. The definition of eligible retirement plan shall also apply in the case of a distribution to a


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surviving spouse, or to a spouse or former spouse who is the alternate payee under a Qualified Domestic Relation Order, as defined in Code Section 414(p).

      (c) Modification of Definition of Eligible Rollover Distribution to Exclude Hardship Distributions. For purposes of the election of direct rollover provision in Section 6.9 of the Plan, any amount that is distributed on account of hardship shall not be an eligible rollover distribution and the distributee may not elect to have any portion of such a distribution paid directly to an eligible retirement plan.

      (d) Modification of Definition of Eligible Rollover Distribution to Include After-Tax Employee Contributions. For purposes of the election of direct rollover provision in Section 6.9 of the Plan, a portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of After-Tax Contributions which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Code Section 408(a) or (b), or to a qualified defined contribution plan described in Code Section 401(a) or 403(a) that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

6.    ROLLOVERS DISREGARDED IN SMALL BENEFIT PAYMENTS

      (a) Effective Date. This Section 6 shall be effective for Plan Years beginning after December 31, 2001.

      (b) Rollovers Disregarded In Determining Value of Account Balance for Small Benefit Payments. For purposes of Section 6.4 of the Plan, the value of a Participant's nonforfeitable Account Balance shall be determined without regard to that portion of the Account Balance that is attributable to Rollover Contributions (and earnings allocable thereto) within the meaning of Code Sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), and 457(e)(16). If the
value of the Participant's nonforfeitable Account Balance as so determined is $5,000 or less, the Plan shall immediately distribute the Participant's entire nonforfeitable Account Balance.

7.    CATCH-UP CONTRIBUTIONS

      (a) Effective Date. This Section 7 shall be effective for Plan Years beginning after December 31, 2001.

      (b) Catch-up Contributions. All Participants who are eligible to make Before-Tax Contributions and who have attained age 50 before the close of the Plan Year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of Code Section 414(v). Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Code Sections 402(g) and 415. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Code Section 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416, as applicable, by reason of the making of such


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catch-up contributions. No Matching Contribution shall be made with respect to catch-up contributions.

8.    DISTRIBUTION UPON SEVERANCE FROM EMPLOYMENT

      (a) Effective Date. This Section 8 shall be effective for Plan Years beginning after December 31, 2001.

      (b) New Distributable Event. A Participant's Before-Tax Contributions, qualified nonelective Contributions, qualified matching contributions, and earnings attributable to these contributions shall be distributed on account of the Participant's severance from employment. However, such a distribution shall be subject to the other provisions of the Plan regarding distributions, other than provisions that require a separation from service before such amounts may be distributed.

9.    REPEAL OF MULTIPLE USE TEST

The multiple use test described in Treasury Regulations Section 1.401 (m)-2 and Schedule B of the Plan shall not apply with respect to Plan Years beginning after December 31, 2001.

10.   ELECTIVE DEFERRALS - CONTRIBUTION LIMITATION

      (a) Effective January 1, 2002, no Participant shall be permitted to have elective deferrals made under this Plan, or any other qualified plan maintained by the Company during any taxable year, in excess of the dollar limitation contained in Code Section 402(g) in effect for such taxable year, except to the extent permitted under Section 7 of this amendment and Code Section 414 (v)."

IN WITNESS WHEREOF, the Fisher Scientific International Inc. Savings and Profit Sharing Plan is amended the 10 day of December, 2002.

                                        ADMINISTRATIVE AND INVESTMENT COMMITTEE

                                        /s/ Paul M. Meister
                                        ------------------------------------
                                        Paul M. Meister

                                        /s/ Todd M. DuChene
                                        ------------------------------------
                                        Todd M. DuChene


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